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                                                                    EXHIBIT 23.4







               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Celtrix Pharmaceuticals, Inc.-Selected Historical Financial Data" and "Experts" and to the use of our report dated May 28, 1999, with respect to the consolidated financial statements of Celtrix Pharmaceuticals, Inc. included in the Joint Proxy Statement of Celtrix Pharmaceuticals, Inc. and Insmed Pharmaceuticals, Inc. which is referred to, and made a part of, Amendment No. 1 to the Registration Statement (Form S-4 No. 333-30098) and related Prospectus of Insmed Incorporated for the registration of 116,500,000 shares of its common stock.


                                                  /s/ ERNST & YOUNG LLP




Palo Alto, California
March 21, 2000